CONVERTIBLE PROMISSORY NOTE

                                                                                                                                                                 Salt Lake City, Utah

$30,000.00	Date: August 25, 2006

FOR VALUE RECEIVED, the undersigned, BRAIN TREE INTERNATIONAL, INC., (hereinafter "Maker"), promises to pay to the order of LANE CLISSOLD, at 3078 East Silver Hawk Drive, Salt Lake City, UT, 84121 (hereinafter "Payee"), the principal sum of Thirty Thousand Dollars ($30,000.00) in lawful money of the United States of America, together with interest thereon at the rate of six percent (6.0%) per annum until paid in full.

Payment of principal together with all accrued interest shall be due upon demand by the holder hereof.

The Maker of this Promissory Note shall have the privilege, without penalty or premium, of paying in advance the entire principal or any portion thereof.

In the event that any portion of principal or interest is not paid when due, it shall thereafter bear interest at the rate of ten percent (10.0%) per annum, both before and after judgment, until paid in full. In the event of default on any payment herein provided for, then without notice, presentment or demand, the principal sum hereof together with any accrued interest thereon shall, at the option of the holder of this Promissory Note, become due and payable immediately. Failure to delay in exercising its option shall not constitute a waiver of any such breach or default nor waiver of the holder's right to exercise said option upon any subsequent breach or default.

The undersigned hereby expressly waives all statutes of limitation affecting the enforceability of this Promissory Note, and agree to pay all reasonable attorneys fees and costs incurred in collection of payments due or in the enforcement of any right or remedy hereunder. The Makers, assumers, endorsers, sureties, and guarantors of this Promissory Note consent to all renewals, indulgences, extensions, and all releases of security granted or permitted by the owner or holder without notice. Payee shall have the right, at anytime prior to receiving payment in full of this Promissory Note, to convert any or all of the then outstanding principal or accrued interest owed under this Promissory Note, to shares of $.001 par value common stock of Brain Tree International, Inc. at the conversion price of $0.01 per share. In the event that the common stock of Brain Tree International, Inc. undergoes a forward stock split, reverse stock split, stock dividend or other division or combination after the date of this Promissory Note but prior to any conversion by Payee, the conversion price shall be adjusted accordingly. To exercise this conversion right, Payee shall give Maker written notice of exercise specifying the amount of principal and/or accrued interest being converted.

Payment of this promissory note is unsecured.

MAKER:

BRAIN TREE INTERNATIONAL, INC.

By: Donna Norman
Its: President

CORP\0483